As filed with the Securities and Exchange Commission on April 4, 2024
Registration No. 333-278497
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
VELO3D, INC.
(Exact name of Registrant as specified in its charter)

Delaware	98-1556965

2710 Lakeview Court
Fremont, California 94538
(408) 610-3915

VELO3D, INC. 2021 EQUITY INCENTIVE PLAN
VELO3D, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

Bradley Kreger
Interim Chief Executive Officer
2710 Lakeview Court
Fremont, California 94538
(408) 610-3915

Copies to:

Per B. Chilstrom
Fenwick & West LLP
902 Broadway
New York, New York 10010
(212) 430-2600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8, File No. 333-278497 (the “Registration Statement”), is being filed by Velo3D, Inc. (the “Company”) solely to replace Exhibit 23.1 - Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Velo3D, Inc. (the "Consent") included in the Registration Statement with a corrected Consent.  Due to an administrative oversight, an incorrect version of the Consent was inadvertently included in the Registration Statement.  This Amendment does not otherwise update, amend or modify any other information, statement or disclosure contained in the Registration Statement. No additional securities are to be registered, and the appropriate registration fees were paid upon filing of the Registration Statement.

PART II
Information Required in the Registration Statement

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Certificate of Incorporation of Velo3D, Inc.	8-K	001-39757	3.1	October 5, 2021
4.2	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.	8-K	001-39757	3.1	June 9, 2023
4.3	Amended and Restated Bylaws of Velo3D, Inc.	8-K	001-39757	3.1	February 22, 2023
5.1	Opinion of Fenwick & West LLP.	S-8	333-278497	5.1	April 3, 2024
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Velo3D, Inc.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).	S-8	333-278497	23.2	April 3, 2024

24.1	Power of Attorney.	S-8	333-278497	24.1	April 3, 2024
99.1	2021 Equity Incentive Plan	8-K	001-39757	10.5	October 5, 2021
99.2	Form of Option Award Agreement	8-K	001-39757	10.6	October 5, 2021
99.3	Form of RSU Award Agreement	8-K	001-39757	10.7	October 5, 2021
99.4	Form of Rollover Option Award Agreement	8-K	001-39757	10.8	October 5, 2021
99.5	Form of Restricted Stock Award Agreement	8-K	001-39757	10.9	October 5, 2021
99.6	Form of Stock Appreciation Right Award Agreement	8-K	001-39757	10.10	October 5, 2021
99.7	Form of Stock Bonus Award Agreement	8-K	001-39757	10.11	October 5, 2021
99.8	Form of Performance Shares Award Agreement	8-K	001-39757	10.12	October 5, 2021
99.9	2021 Employee Stock Purchase Plan	8-K	001-39757	10.13	October 5, 2021
107	Filing Fee Table	S-8	333-278497	107	April 3, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 4th day of April, 2024.

VELO3D, INC.

By:	/s/ Bradley Kreger
Bradley Kreger
Interim Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bradley Kreger	Interim Chief Executive Officer and Director	April 4, 2024
Bradley Kreger	(Principal Executive Officer)

*	Acting Chief Financial Officer	April 4, 2024
Bernard Chung	(Principal Financial and Accounting Officer)

*	Chairman and Director	April 4, 2024
Carl Bass

*	Director	April 4, 2024
Benyamin Buller

*	Director	April 4, 2024
Michael Idelchik

*	Director	April 4, 2024
Adrian Keppler

*	Director	April 4, 2024
Stefan Krause

*	Director	April 4, 2024
Ellen Smith

*	Director	April 4, 2024
Gabrielle Toledano

*	Director	April 4, 2024
Matthew Walters
* By: /s/ Bradley Kreger
Bradley Kreger, Attorney-in-fact